Exhibit 99.1

Eargo Announces Receipt of Nasdaq Non-Compliance Letter

SAN JOSE, CA. May 13, 2022 – Eargo, Inc. (Nasdaq: EAR) (the “Company” or “Eargo”), a medical device company on a mission to improve the quality of life of people with hearing loss, today announced the Company received a letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that because it remains delinquent in filing its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and because it is delinquent in filing its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, it has not regained compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

Previously, Nasdaq had granted the Company an extension until May 16, 2022 to regain compliance. The Letter indicated that the Company’s securities would be subject to delisting on May 23, 2022 as a result of the Company’s non-compliance, unless on or before May 19, 2022 the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) and requests an extended stay of suspension or delisting.

The Company intends to timely request a hearing before the Panel, at which hearing it will present its plan to regain compliance and request the continued listing of its securities on Nasdaq pending its return to compliance. Such request will automatically stay any suspension or delisting action by Nasdaq for a period of 15 days from the date of the Company’s request. The stay may be extended at the option of the Panel upon the Company’s request and support of such extension, and the Company intends to ask the Panel for a further stay concurrent with its request for a hearing and pending the ultimate conclusion of the hearing process.

About Eargo

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated, exempt Class I or Class II devices indicated to compensate for mild to moderate hearing. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from licensed hearing professionals via phone, text, email or video chat. The Eargo device is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s sixth generation device, Eargo 6, is an FDA, Class II exempt hearing device featuring Sound Adjust technology that automatically optimizes the soundscape as the user moves between environments. Eargo 6 is available for purchase here.

Related Links

http://eargo.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this report are forward-looking statements, including statements regarding the Company’s intended requests of the Panel and related Panel proceedings. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: completion of the Company’s financial closing procedures for the periods ended September 30, 2021, December 31, 2021 and March 31, 2022 and any adjustments that may result from the completion of the annual independent audit of its consolidated financial statements; the extent to which the Company may be able to validate and establish processes to support the submission of claims for reimbursement from the Federal Employee Health Benefits program in the future, if at all, and the Company’s ability to maintain or increase insurance coverage of its hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; the extent of losses from hearing aids delivered to customers from September 21, 2021 until December 8, 2021; the Company’s ability to regain compliance with Nasdaq Listing Rules; the Company’s ability to raise capital on acceptable terms, if at all; the impact of the U.S. Department of Justice investigation, third-party payor audits and the regulatory landscape for hearing aid devices on the Company’s business and results of operations; the Company’s expectations concerning additional orders by existing customers; the Company’s expectations regarding the potential market size and size of the potential consumer populations for its products and any future products; the Company’s ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to the Company’s competitors and industry, including competing products; the Company’s ability to maintain its competitive technological advantages against new entrants in its industry; the pricing of the Company’s hearing aids; the Company’s expectations regarding the ability to make certain claims related to the performance of its hearing aids relative to competitive products; and the Company’s estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on the Company’s business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Nick Laudico

Senior Vice President of Corporate Strategy and Investor Relations

ir@eargo.com